UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2018

Anika Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	000-21326	04-3145961
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

32 Wiggins Avenue, Bedford, MA 01730
(Address of principal executive offices) (Zip code)

(781)-457-9000
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Executive Officer and Director

On March 2, 2018, Charles H. Sherwood, Ph.D. notified us of his intention to retire from his positions as our Chief Executive Officer and one of our directors effective as of 5 p.m., Eastern standard time, on March 9, 2018. On March 5, 2018, we issued a press release announcing Dr. Sherwood’s retirement.

We are parties to an employment agreement with Dr. Sherwood dated October 17, 2008, as amended by Amendment No. 1 thereto dated December 8, 2010. Under his employment agreement, Dr. Sherwood is entitled, as the result of his retirement, to receive, in substantially equal installments payable over the 18 months following his retirement, a total of $1,691,640, which represents 1.5 times the sum of his base salary and target annual bonus for 2018. He also has the right to continue health, dental and vision plan coverage, subject to COBRA.

In accordance with the terms of Dr. Sherwood’s outstanding equity incentive awards, all unvested equity awards will vest upon his retirement, following the determination by our board of directors that Dr. Sherwood is retiring in good standing, which was a requirement outlined in his equity incentive award agreements.  All outstanding awards will remain exercisable until the second anniversary of his retirement or, if earlier, the original ten-year expiration date.

On March 8, 2018, we entered into a consulting agreement with Dr. Sherwood, pursuant to which he has agreed to furnish us with reasonable advisory or consulting services with respect to his successor’s transition into the position of Chief Executive Officer for a period of one year following his retirement, up to an average of forty hours of services per month. In compensation for his consulting services, Dr. Sherwood will receive the following:

•	a total of $300,000 in cash consulting fees, payable in 12 monthly installments of $25,000 each;
•	a one-time benefits continuation payment of $60,000, payable by March 31, 2018; and
•	reimbursement of up to $1,500 per month in reasonable expenses for the maintenance of an office during the one-year consulting period.

The consulting agreement, including a related release agreement, also provides two-year noncompetition, nonsolicitation and standstill covenants of Dr. Sherwood as well as mutual releases and nondisparagement covenants of Dr. Sherwood and our company.

The press release announcing Dr. Sherwood’s retirement is attached as Exhibit 99.1 to this Form 8-K. The information in the press release is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

The foregoing descriptions of the terms of Dr. Sherwood’s employment agreement, the amendment thereto and his consulting agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of those agreements, which are included as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K and are incorporated herein by reference.

Election of Successor Chief Executive Officer and New Director

On March 2, 2018, following the retirement of Dr. Sherwood, our board of directors elected Joseph G. Darling to succeed Dr. Sherwood, effective upon Dr. Sherwood’s retirement, as our Chief Executive Officer and as one of our Class III directors, to serve until the 2020 Annual Meeting of Stockholders. Mr. Darling has served as our President since July 27, 2017, and he will continue to hold that position. On March 5, 2018, we issued a press release announcing Mr. Darling’s election as Chief Executive Officer and a director.

We are parties to an employment agreement with Mr. Darling dated July 27, 2017. On March 8, 2018, we entered into an amendment to Mr. Darling’s employment agreement pursuant to which:

•	Mr. Darling’s annual base salary will increase from $440,000 to $550,000 for the remainder of 2018, commencing March 10, 2018;

•	Mr. Darling’s annual cash bonus target for 2018 will increase from 50% to 75% of his base salary;
•	on March 9, 2018, Mr. Darling will be granted restricted stock awards, with an accounting value of $400,000, of which 25% will vest upon grant and an additional 25% will vest on March 9 of each year from 2019 through 2021;
•	in connection with his earlier relocation closer to our headquarters, Mr. Darling will receive a one-time payment of $50,000, subject to tax gross up; and
•	in the event of a defined “change in control,” Mr. Darling’s severance amount was increased from 1.5 to 2.0 times the sum of his then-current base salary and target annual bonus.

The press release announcing Mr. Darling’s election as Chief Executive Officer and a director is attached as Exhibit 99.1 to this Form 8-K. The information in the press release is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

The foregoing description of the terms of the amendment to Mr. Darling’s employment agreement do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amendment, which is included as Exhibit 10.4 to this Form 10-K and is incorporated herein by reference.

Item 8.01.	Other Items.

In connection with the matters described in Item 5.02 above, we expect to record a one-time charge of approximately $8 million in the first quarter of 2018 primarily for non-cash stock-based compensation expense associated with the retirement of Charles H. Sherwood, Ph.D. as our Chief Executive Officer and the election of Joseph G. Darling as successor Chief Executive Officer. This expected one-time charge was not included in our previously announced financial guidance for the full year of 2018.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
10.1†	Employment Agreement dated October 17, 2008 between Anika Therapeutics, Inc. and Charles H. Sherwood, Ph.D. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 22, 2008)
10.2†	Amendment No. 1 dated December 8, 2010 to Employment Agreement dated October 17, 2008 between Anika Therapeutics, Inc. and Charles H. Sherwood, Ph.D. (incorporated by reference to Exhibit 10.33 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2010)
10.3†	Consulting Agreement between Anika Therapeutics, Inc. and Charles H. Sherwood, Ph.D. dated March 8, 2018
10.4†	Amendment No. 1 dated March 8, 2018 to Employment Agreement dated July 27, 2017 by and between Anika Therapeutics, Inc. and Joseph G. Darling
99.1	Press release of Anika Therapeutics, Inc. dated March 5, 2018

† Management, contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Dated: March 8, 2018	By:	/s/ Sylvia Cheung
Sylvia Cheung
Chief Financial Officer